Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or
Carlynn Finn, Senior Manager, Investor Relations
(617) 796-8222
www.cwhreit.com

CommonWealth REIT Announces 2012 Second Quarter Results

Newton, MA (August 8, 2012): CommonWealth REIT (NYSE: CWH) today announced financial results for the quarter and six months ended June 30, 2012.

Results for the Quarter Ended June 30, 2012:

Normalized funds from operations, or Normalized FFO, available for CommonWealth REIT common shareholders for the quarter ended June 30, 2012 were $69.8 million, or $0.83 per share basic and diluted, compared to Normalized FFO available for CommonWealth REIT common shareholders for the quarter ended June 30, 2011 of $66.0 million, or $0.92 per share basic and $0.91 per share diluted.

Net income available for CommonWealth REIT common shareholders was $2.2 million for the quarter ended June 30, 2012, compared to $9.5 million for the same quarter last year.  Net income available for CommonWealth REIT common shareholders per share, basic and diluted (EPS), for the quarters ended June 30, 2012 and 2011 was $0.03 and $0.13, respectively.

The weighted average number of basic and diluted common shares outstanding was 83,726,908 and 91,025,073, respectively, for the quarter ended June 30, 2012, and 72,144,400 and 79,442,565, respectively, for the quarter ended June 30, 2011.

A reconciliation of net income attributable to CommonWealth REIT determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, available for CommonWealth REIT common shareholders and Normalized FFO available for CommonWealth REIT common shareholders for the quarters ended June 30, 2012 and 2011 appears below in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the Six Months Ended June 30, 2012:

Normalized FFO available for CommonWealth REIT common shareholders for the six months ended June 30, 2012 were $145.8 million, or $1.74 per share basic and diluted, compared to Normalized FFO available for CommonWealth REIT common shareholders for the six months ended June 30, 2011 of $127.8 million, or $1.77 per share basic and $1.76 per share diluted.

Net income available for CommonWealth REIT common shareholders was $12.1 million for the six months ended June 30, 2012, compared to $47.2 million for the same period last year.  Net income available for CommonWealth REIT common shareholders per share, basic and diluted (EPS), for the six months ended June 30, 2012 and 2011 was $0.14 and $0.65, respectively.  Net income for the six months ended June 30, 2011 includes gains of $34.6 million, or $0.48 per share, from the sale of properties.

The weighted average number of basic and diluted common shares outstanding was 83,724,322 and 91,022,487, respectively, for the six months ended June 30, 2012, and 72,141,559 and 79,439,724, respectively, for the six months ended June 30, 2011.

A reconciliation of net income attributable to CommonWealth REIT determined according to GAAP to FFO available for CommonWealth REIT common shareholders and Normalized FFO available for CommonWealth REIT common shareholders for the six months ended June 30, 2012 and 2011 appears below in this press release.

Occupancy and Leasing Results:

As of June 30, 2012, 84.5% of CWH’s total square feet was leased, compared to 84.3% as of June 30, 2011.

CWH entered into lease renewals for 1,020,000 square feet and new leases for 549,000 square feet during the quarter ended June 30, 2012 which had weighted average rental rates that were 2% above prior rents for the same space.  Average lease terms for leases entered into during the second quarter of 2012 were 10.0 years.  Commitments for tenant improvements, leasing commission costs and concessions for leases entered during the quarter ended June 30, 2012 totaled $2.82 per square foot per year of lease term on average.

Recent Investment and Sales Activities:

Since the announcement of 2012 first quarter results on May 3, 2012, CWH has entered into agreements to acquire three properties with a combined 1,391,966 square feet for an aggregate purchase price of $255.5 million, including the assumption of approximately $156.6 million of mortgage debt and excluding closing costs:

•                  In May 2012, CWH entered into an agreement to acquire one central business district, or CBD, office property located in Columbia, SC with 333,708 square feet.  This property is 92% leased to 17 tenants for a weighted (by rents) average lease term of 8.8 years.  The purchase price is $60.0 million, excluding closing costs.  CWH expects to acquire this property during the third quarter of 2012; however, this acquisition is subject to customary closing conditions, including the assumption of existing mortgage debt.  Accordingly, CWH can provide no assurance that it will acquire this property in that time period or at all.

•                  Also in May 2012, CWH entered into an agreement to acquire two CBD office properties located in Indianapolis, IN with a combined 1,058,258 square feet.  These properties are 93% leased to 47 tenants for a weighted (by rents) average lease term of 6.6 years.  The aggregate purchase price is $195.5 million, excluding closing costs.  CWH expects to acquire these properties during the third quarter of 2012; however, this acquisition is subject to customary closing conditions, including the assumption of existing mortgage debt.  Accordingly, CWH can provide no assurance that it will acquire these properties in that time period or at all.

Also since May 3, 2012, CWH closed on the previously reported purchase of a CBD office property located in Austin, TX with 170,052 square feet for a purchase price of $49.0 million, excluding closing costs.  In addition, since May 3, 2012, Select Income REIT, or SIR, acquired five office properties with a combined 958,132 square feet for an aggregate purchase price of $151.0 million, excluding closing costs, and SIR entered into agreements to acquire four properties with a combined 1,576,856 square feet for an aggregate purchase price of $109.7 million, excluding closing costs.

During the three months ended June 30, 2012, CWH sold two office properties with a combined 89,912 square feet for $1.8 million, excluding closing costs:

•                  In April 2012, CWH sold an office property located in Salina, NY with 12,934 square feet for $575,000, excluding closing costs.

•                  In June 2012, CWH sold an office property located in Santa Fe, NM with 76,978 square feet for $1.3 million, excluding closing costs.

Recent Financing Activities:

In May 2012, CWH prepaid at par $12.7 million of 6.06% mortgage debt using cash on hand.

In July 2012, CWH prepaid at par all $191.0 million of its 6.50% unsecured senior notes due in 2013, using cash on hand and borrowings under its revolving credit facility.

Also in July 2012, CWH issued $175.0 million of 5.75% unsecured senior notes due in 2042, raising net proceeds of approximately $169.1 million.  CWH used the net proceeds from these notes to repay amounts outstanding under its revolving credit facility and deposited the excess proceeds in short term investments.  Shortly after the closing of this transaction, CWH issued a notice to redeem all 6,000,000 shares of its 7 1/8% series C preferred shares for $25.00 each plus accrued and unpaid distributions.  CWH expects to fund this redemption during August 2012 with cash on hand and borrowings under its revolving credit facility.

In addition, during July 2012, SIR entered into a five year $350.0 million unsecured term loan with a group of institutional lenders.

Presentation:

The amounts reported above are on a consolidated basis, and as such, include the results of CWH’s consolidated subsidiary, SIR.

SIR is itself a public company having common shares registered under the Securities and Exchange Act of 1934, as amended.  For further information about SIR and its subsidiaries, please see SIR’s periodic reports and other filings with the Securities and Exchange Commission, or SEC, which are available at the SEC’s website at www.sec.gov.  References in this press release to SIR’s filings with the SEC are included to identify the source of SIR information only, and the information in SIR’s filings with the SEC is not incorporated by reference into this press release.

Conference Call:

On August 8, 2012, at 1:00 p.m. Eastern Time, Adam Portnoy, President and Managing Trustee, and John Popeo, Chief Financial Officer, will host a conference call to discuss the financial results for the quarter ended June 30, 2012.

The conference call telephone number is (888) 423-3269.  Participants calling from outside the United States and Canada should dial (612) 332-0819.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, August 15, 2012.  To hear the replay, dial (320) 365-3844.  The replay pass code is 252616.

A live audio webcast of the conference call will also be available in a listen only mode on CWH’s website, which is located at www.cwhreit.com.  Participants wanting to access the webcast should visit CWH’s website about five minutes before the call.  The archived webcast will be available for replay on CWH’s website for about one week after the call.

The recording and retransmission in any way of CWH’s second quarter conference call is strictly prohibited without the prior written consent of CWH.

Supplemental Data:

A copy of CWH’s Second Quarter 2012 Supplemental Operating and Financial Data is available for download at CWH’s website, www.cwhreit.com.  CWH’s website is not incorporated as part of this press release.

CommonWealth REIT is a real estate investment trust which primarily owns office properties located throughout the United States.  CWH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition and for an explanation of our calculation of FFO and Normalized FFO.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER CWH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, CWH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. CWH’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN CWH’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT CWH AND SIR HAVE ENTERED INTO AGREEMENTS TO ACQUIRE PROPERTIES.  THESE TRANSACTIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THESE TRANSACTIONS MAY BE DELAYED OR MAY NOT OCCUR, AND

•      THIS PRESS RELEASE STATES THAT CWH EXPECTS TO REDEEM ALL OF ITS OUTSTANDING 7 1/8% SERIES C PREFERRED SHARES. IF UNFORESEEN CIRCUMSTANCES OCCUR, THE EXPECTED REDEMPTION OF THE SERIES C PREFERRED SHARES MAY NOT BE COMPLETED.

THE INFORMATION CONTAINED IN CWH’S FILINGS WITH THE SEC, INCLUDING UNDER “RISK FACTORS” IN CWH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE CWH’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN CWH’S FORWARD LOOKING STATEMENTS. CWH’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, CWH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

CommonWealth REIT

Condensed Consolidated Statements of Income, Funds from Operations and Normalized Funds from Operations

(amounts in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Rental income	$255,374	$217,938	$506,620	$428,611

Expenses:
Operating expenses	108,093	90,623	212,183	181,020
Depreciation and amortization	63,552	50,394	124,903	102,683
General and administrative	13,364	11,624	25,674	22,583
Acquisition related costs	1,434	2,358	3,936	4,917
Total expenses	186,443	154,999	366,696	311,203

Operating income	68,931	62,939	139,924	117,408

Interest and other income	413	367	701	1,075
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $1,005, $1,920, $1,751, and $3,952, respectively)	(50,237)	(48,200)	(99,343)	(95,614)
Loss on early extinguishment of debt	(1,608)	—	(1,675)	—
Equity in earnings of investees	2,829	2,910	5,787	5,622
Income from continuing operations before income tax expense	20,328	18,016	45,394	28,491
Income tax expense	(92)	(90)	(584)	(436)
Income from continuing operations	20,236	17,926	44,810	28,055
Discontinued operations:
Income from discontinued operations	—	2,038	—	3,949
Net gain on sale of properties from discontinued operations	—	—	—	34,572
Income before gain on sale of properties	20,236	19,964	44,810	66,576
Gain on sale of properties	350	—	350	—
Net income	20,586	19,964	45,160	66,576
Net income attributable to noncontrolling interest	(4,521)	—	(5,415)	—
Net income attributable to CommonWealth REIT	16,065	19,964	39,745	66,576
Preferred distributions	(13,823)	(10,500)	(27,646)	(19,339)
Net income available for CommonWealth REIT common shareholders	$2,242	$9,464	$12,099	$47,237

Amounts attributable to CommonWealth REIT common shareholders:
Income from continuing operations	$2,242	$7,426	$12,099	$8,716
Income from discontinued operations	—	2,038	—	3,949
Net gain on sale of properties from discontinued operations	—	—	—	34,572
Net income	$2,242	$9,464	$12,099	$47,237

CommonWealth REIT

Condensed Consolidated Statements of Income, Funds from Operations and Normalized Funds from Operations (continued)

(amounts in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Calculation of FFO:(1)
Net income attributable to CommonWealth REIT	$16,065	$19,964	$39,745	$66,576
Plus: depreciation and amortization from continuing operations	63,552	50,394	124,903	102,683
Plus: depreciation and amortization from discontinued operations	—	1,579	—	3,131
Plus: FFO from investees	5,242	4,966	10,598	9,558
Plus: net income attributable to noncontrolling interest	4,521	—	5,415	—
Less: FFO attributable to noncontrolling interest	(5,412)	—	(6,474)	—
Less: gain on sale of properties	(350)	—	(350)	—
Less: net gain on sale of properties from discontinued operations	—	—	—	(34,572)
Less: equity in earnings of investees	(2,829)	(2,910)	(5,787)	(5,622)
FFO attributable to CommonWealth REIT	80,789	73,993	168,050	141,754
Less: preferred distributions	(13,823)	(10,500)	(27,646)	(19,339)
FFO available for CommonWealth REIT common shareholders	$66,966	$63,493	$140,404	$122,415

Calculation of Normalized FFO:(1)
FFO attributable to CommonWealth REIT	$80,789	$73,993	$168,050	$141,754
Plus: acquisition related costs from continuing operations	1,434	2,358	3,936	4,917
Plus: acquisition related costs from discontinued operations	—	57	—	143
Plus: normalized FFO from investees	5,293	5,214	10,660	10,033
Plus: loss on early extinguishment of debt from continuing operations	1,608	—	1,675	—
Plus: average minimum rent from direct financing lease	329	329	658	439
Plus: FFO attributable to noncontrolling interest	5,412	—	6,474	—
Less: normalized FFO attributable to noncontrolling interest	(5,611)	—	(6,673)	—
Less: FFO from investees	(5,242)	(4,966)	(10,598)	(9,558)
Less: interest earned from direct financing lease	(373)	(450)	(766)	(604)
Normalized FFO attributable to CommonWealth REIT	83,639	76,535	173,416	147,124
Less: preferred distributions	(13,823)	(10,500)	(27,646)	(19,339)
Normalized FFO available for CommonWealth REIT common shareholders	$69,816	$66,035	$145,770	$127,785

Weighted average common shares outstanding — basic	83,727	72,144	83,724	72,142

Weighted average common shares outstanding — diluted(2)	91,025	79,442	91,022	79,440

Per common share:
Income from continuing operations attributable to CommonWealth REIT common shareholders — basic and diluted	$0.03	$0.10	$0.14	$0.12
Income from discontinued operations attributable to CommonWealth REIT common shareholders — basic and diluted	$—	$0.03	$—	$0.53
Net income available for CommonWealth REIT common shareholders — basic and diluted	$0.03	$0.13	$0.14	$0.65
FFO available for CommonWealth REIT common shareholders — basic	$0.80	$0.88	$1.68	$1.70
FFO available for CommonWealth REIT common shareholders — diluted	$0.80	$0.88	$1.68	$1.70
Normalized FFO available for CommonWealth REIT common shareholders — basic	$0.83	$0.92	$1.74	$1.77
Normalized FFO available for CommonWealth REIT common shareholders — diluted	$0.83	$0.91	$1.74	$1.76

CommonWealth REIT

Condensed Consolidated Statements of Income, Funds from Operations and Normalized Funds from Operations (continued)

(amounts in thousands, except per share data)

(unaudited)

(1)              CWH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, net income attributable to noncontrolling interest and FFO from equity investees, less gain or loss on sale of properties, earnings from equity investees and FFO attributable to noncontrolling interest.  CWH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because it excludes acquisition related costs, loss on early extinguishment of debt unless settled in cash, the difference between average minimum rent and interest earned from direct financing lease and the difference between FFO and Normalized FFO from equity investees and noncontrolling interest.  CWH considers FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income, net income attributable to CommonWealth REIT, net income available for CommonWealth REIT common shareholders, operating income and cash flow from operating, investing and financing activities. CWH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of operating performances between periods.  FFO and Normalized FFO are among the factors considered by CWH’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain CWH’s status as a REIT, limitations in its credit facilities, term loan agreement and public debt covenants, the availability of debt and equity capital to CWH and CWH’s expectation of its future capital requirements and operating performance.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to CommonWealth REIT, net income available for CommonWealth REIT common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of CWH’s financial performance or liquidity, nor are FFO and Normalized FFO necessarily indicative of sufficient cash flow to fund all of CWH’s needs.  CWH believes FFO and Normalized FFO may facilitate an understanding of its consolidated historical operating results.  These measures should be considered in conjunction with net income, net income attributable to CommonWealth REIT, net income available for CommonWealth REIT common shareholders, operating income, and cash flow from operating activities as presented in CWH’s Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than CWH.

(2)              As of June 30, 2012, CWH’s 15,180 outstanding series D preferred shares were convertible into 7,298 common shares.  The effect of a conversion of CWH’s series D convertible preferred shares on income from continuing operations available for CommonWealth REIT common shareholders per share is anti-dilutive to income, but dilutive to FFO and Normalized FFO for most periods presented.  Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders, diluted Normalized FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net income available for CommonWealth REIT common shareholders	$2,242	$9,464	$12,099	$47,237
Add - Series D convertible preferred distributions	6,167	6,167	12,334	12,334
Net income available for CommonWealth REIT common shareholders — diluted	$8,409	$15,631	$24,433	$59,571

FFO available for CommonWealth REIT common shareholders	$66,966	$63,493	$140,404	$122,415
Add - Series D convertible preferred distributions	6,167	6,167	12,334	12,334
FFO available for CommonWealth REIT common shareholders — diluted	$73,133	$69,660	$152,738	$134,749

Normalized FFO available for CommonWealth REIT common shareholders	$69,816	$66,035	$145,770	$127,785
Add - Series D convertible preferred distributions	6,167	6,167	12,334	12,334
Normalized FFO available for CommonWealth REIT common shareholders — diluted	$75,983	$72,202	$158,104	$140,119

Weighted average common shares outstanding — basic	83,727	72,144	83,724	72,142
Effect of dilutive Series D preferred shares	7,298	7,298	7,298	7,298
Weighted average common shares outstanding — diluted	91,025	79,442	91,022	79,440

CommonWealth REIT

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	As of June 30,	As of December 31,
	2012	2011
ASSETS
Real estate properties:
Land	$1,514,341	$1,450,154
Buildings and improvements	6,127,544	5,794,078
	7,641,885	7,244,232
Accumulated depreciation	(1,005,517)	(934,170)
	6,636,368	6,310,062
Acquired real estate leases, net	364,282	343,917
Equity investments	180,237	177,477
Cash and cash equivalents	138,805	192,763
Restricted cash	14,329	7,869
Rents receivable, net of allowance for doubtful accounts of $12,427 and $12,575, respectively	236,001	217,592
Other assets, net	228,562	197,346
Total assets	$7,798,584	$7,447,026

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$—	$100,000
SIR revolving credit facility	321,000	—
Senior unsecured debt, net	2,695,152	2,845,030
Mortgage notes payable, net	801,709	632,301
Accounts payable and accrued expenses	158,044	158,272
Assumed real estate lease obligations, net	69,237	70,179
Rent collected in advance	32,163	37,653
Security deposits	24,489	23,779
Due to related persons	14,664	11,295
Total liabilities	4,116,458	3,878,509

Shareholders’ equity:
Shareholder’s equity attributable to CommonWealth REIT:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series C preferred shares; 7 1/8% cumulative redeemable since February 15, 2011; 6,000,000 shares issued and outstanding, aggregate liquidation preference $150,000	145,015	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Series E preferred shares; 7 1/4% cumulative redeemable on or after May 15, 2016; 11,000,000 shares issued and outstanding, aggregate liquidation preference $275,000	265,391	265,391
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 83,730,451 and 83,721,736 shares issued and outstanding, respectively	837	837
Additional paid in capital	3,590,410	3,614,079
Cumulative net income	2,522,066	2,482,321
Cumulative other comprehensive loss	(6,073)	(4,709)
Cumulative common distributions	(2,909,752)	(2,826,030)
Cumulative preferred distributions	(504,123)	(476,657)
Total shareholders’ equity attributable to CommonWealth REIT	3,472,041	3,568,517
Noncontrolling interest	210,085	—
Total shareholders’ equity	3,682,126	3,568,517
Total liabilities and shareholders’ equity	$7,798,584	$7,447,026

(END)